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                                                                   EXHIBIT 10.21


                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

                                       OF

                               WILLIAM A. GARRARD

This Amendment is made this 28 day of September, 1999, by and between Mackie Designs, Inc. ("Mackie"), a Washington corporation, and William A. Garrard ("Employee").

                                    RECITALS

A. Mackie and Employee executed an Employment Agreement of May 19, 1997 ("Agreement"), which Agreement was amended in September, 1999.

B. The parties wish to amend the Agreement to provide for an update of the base salary due to Employee during the term of the Agreement, to clarify the bases for termination and the effects thereof, and to provide certain additional protections for Mackie.

Based upon the above recitals, the parties promise and agree as follows:

1. DUTIES. Section 2.1 of the Agreement is amended to read in its entirety as follows:

         2.1 DUTIES. Employee shall serve as Vice President and Chief Financial Officer ("CFO"), with principal responsibility for overseeing Mackie's accounting, finances and treasury. Employee shall have such other and further responsibilities, duties and goals as are established for him from time to time by Mackie's Chairman of the Board, Chief Executive Officer or Board of Directors ("Board"). Employee shall report directly to Mackie's Chairman of the Board, Chief Executive Officer, and, upon request, to the Board.

2. BASE SALARY. Section 3.1.1 of the Agreement is amended to read in its entirety as follows:

         3.1.1 A base salary of $165,000 per year, payable at such times and in such increments as are consistent with Mackie's usual policies. Any proposed annual salary increase and any salary decrease will be determined by the Board; provided that Employee's salary shall never be less than that set forth above; and,

3. TERMINATION. Section 5.1.1 of the Agreement shall be amended to read in its entirety as follows:


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         5.1 TERMINATION. This Agreement, and Employee's employment with Mackie, shall be terminated upon the occurrence of any one of the following events:

                  5.1.1 The conviction of Employee for any crime which is a felony under applicable law;

                  5.1.2 The dishonesty of Employee in the performance of his duties or in his reporting to the management of Mackie;

                  5.1.3 At the option of Mackie if any one of the following conditions occurs and persists after Mackie has given Employee prior written notice of intent to terminate his employment with specific reasons therefor, and Employee fails to correct the specified problems within a period of 30 days of the effective date of the notice:

                           (A) Chronic alcoholism, drug abuse, or addiction;

                           (B) Failure of Employee to apply his full-time attention and best efforts to the business of Mackie;

                           (C) Failure of Employee to perform consistently the duties assigned to him by Mackie;

                           (D) Failure of Employee to handle his work or assignments in accordance with the policies of Mackie, reasonably stated; or,

                           (E) Breach by Employee of any of the terms and conditions of this Agreement.

                  5.1.4 The death of Employee;

                  5.1.5 At the option of Employee in the event of the insolvency of Mackie;

                  5.1.6 At the option of Employee upon giving 90 days prior written notice;

                  5.1.7 At the option of Mackie upon giving written notice of termination.

4. EFFECTS OF CERTAIN TYPES OF TERMINATION. Section 5.2.2 is amended to read in its entirety as follows:

                  5.2.2 If the termination is for any other reason than that set forth in Sections 5.1.4 or 5.1.7, Employee shall (i) have no rights to compensation or reimbursement for salary or bonus for any period subsequent to the date of such termination,
                  (ii) have no right to participate in any employee benefit


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                  programs under Section 4 for any period subsequent to the date of such termination; PROVIDED that Mackie will remain obligated to meet any obligations that it may have under COBRA, and (iii) have no right to any bonus that would have been payable on a date subsequent to Employee's termination date.

5. NONSOLICITATION OF EMPLOYEES FOLLOWING TERMINATION. A new Section 8 is added to the Agreement to read as follows, with all subsequent sections renumbered to accommodate the new section:

         8. NONSOLICITATION OF EMPLOYEES. During the first year following the termination of Employee's employment, Employee shall not, for any reason whatsoever, solicit any employee of Mackie to leave his or her employment with Mackie. Violation of this Section shall cause damage to Mackie, which damage shall be difficult of proof and ascertainment. Consequently, and in addition to Mackie's right to seek specific performance of this Section, Employee shall pay to Mackie the sum of $10,000 for each employee of Mackie that Employee solicits for employment and who elects to leave Mackie, which sum shall represent liquidated damages for such solicitation and not a penalty. The obligations contained in this Section shall survive the termination of this Agreement.

6. SURVIVAL OF CERTAIN RIGHTS. A new Section 11.9 is added to the Agreement to read in its entirety as follows:

          11.9 The provisions of Sections 5, 6, 7, 8, and 9, shall survive the termination of this Agreement.

7. RATIFICATION. Except as amended herein, the Agreement is hereby ratified and confirmed as written.

8. WASHINGTON LAW. This Amendment shall be construed in accordance with the laws of the State of Washington.

9. BINDING EFFECT. This Amendment shall inure to the benefit of, and be binding upon, the parties hereto and their respective heirs, personal representatives, successors and/or assigns.

Dated the day and year first above written.

MACKIE DESIGNS INC.

By:  /s/ Roy D. Wemyss                               /s/ William A. Garrard
     ----------------------                              ----------------------
     Title:  CEO, President                          William A. Garrard


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